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                                                                    EXHIBIT 10.3



                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of June 17, 2003 by and between William E. Peterson, Jr., an individual resident of the State of Georgia ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation (the "Employer");

                              W I T N E S S E T H:

         WHEREAS, Employee and Employer entered into that certain Employment Agreement dated March 16, 2002, as amended by Amendment to Employment Agreement dated September 16, 2002, and by Amendment to Employment Agreement dated March 7, 2003 (together, the "Employment Agreement"), and desire to further amend the Employment Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:


         1. Section 1 of the Employment Agreement is hereby deleted and inserted in lieu thereof is the following Section 1:

                  Section 1.  Employment.

                          Subject to the terms hereof, Employer agrees to
                  continue to employ Employee, and Employee hereby agrees to continue his employment with Employer. Employee will serve as President of Employer through June 30, 2003, but thereafter shall no longer serve as President of Employer. Commencing
                  July 1, 2003 and for the remainder of the Term of employment hereunder, Employee will serve as Vice-Chairman of Employer. Through June 30, 2003, Employee agrees to devote his full business time and best efforts to the performance of the duties that the Chief Executive Officer or the Board of Directors of Employer (the "Board of Directors") may assign Employee from time to time. Commencing on July 1, 2003 and for the remainder of the Term of employment hereunder, Employee shall devote his best efforts and such time as Employee and the Chief Executive Officer of Employer deem necessary to coordinate with the Audit Committee of the Board of Directors and the management of Employer the implementation of actions necessary for Employer's compliance with the Sarbanes-Oxley
                  Act and compliance with new Sarbanes-Oxley related rules and regulations, if any, promulgated by the American Stock Exchange.
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         2.       The lead-in language of Section 2 of the Employment Agreement, prior to subsection (a) of Section 2, is hereby deleted in its entirety and the following lead-in language is hereby inserted in Section 2 in lieu thereof:

                           The term of Employee's employment hereunder (the
                  "Term") shall be from March 16, 2002 (the "Effective Date") until the earlier of (i) January 31, 2004, or (ii) the occurrence of any of the following events: . . .

         3. Section 3.1(a) of the Employment Agreement is hereby amended by deleting the first sentence in Section 3.1(a) from the Employment Agreement and by inserting in lieu thereof the following provision:

                           Employee will be paid a salary (the "Salary") of not
                  less than Two Hundred Twenty Five Thousand Dollars ($225,000.00) per annum, less deductions and withholdings required by applicable law, through June 30, 2003. Commencing on July 1, 2003 and for the remainder of the Term of employment hereunder, the Salary shall be One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) per annum, less deductions and withholdings required by applicable law.

         4. Section 3.2(a) of the Employment Agreement is hereby deleted in its entirety and substituted in lieu thereof shall be the following new
Section 3.2(a):

                           (a) Except as hereinafter provided, upon the termination of the employment of Employee hereunder for any reason, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination (the "Termination Date"), but from and after the Termination Date no additional compensation or benefit shall be earned by Employee hereunder. If Employee's employment hereunder is terminated by Employer pursuant to Section 2(c) hereof or if Employee voluntarily leaves the employment of Employer at any time from March 16, 2003 through January 31, 2004 (in which event the Termination Date will be the date on which Employee leaves employment), then, in addition to any other amount payable hereunder, Employer shall continue to pay Employee Salary of Two Hundred Twenty Five Thousand Dollars ($225,000.00) per annum for twelve (12) months after the Termination Date, in periodic payments on the dates each month on which Employer's employees are paid. In the event Employee is entitled to receive payment under the preceding sentence, Employee shall continue to be eligible to receive the benefits set forth in Section 3.1(c) and Section 3.1(g) above during such twelve (12) months.

         5. For purposes of Section 3.2(b) of the Employment Agreement, Employee's annual Salary shall be deemed to be Two Hundred Twenty Five Thousand Dollars ($225,000.00).


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         6.       Except as expressly amended above, all other provisions of the
Employment Agreement shall remain in full force and effect. This Amendment inures to the benefit of, and is binding upon, Employer and its respective successors and assigns and Employee, together with Employee's executor, administrator, personal representatives, heirs, and legatees. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Amendment supersedes and terminates all prior agreements and understandings between Employer and Employee concerning the subject matter of this Amendment. This Amendment may be modified only by a written instrument signed by all of the parties hereto. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia without reference to its conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   HORIZON MEDICAL PRODUCTS, INC.



                                   By: /s/ Marshall B. Hunt
                                     ------------------------------------------
                                      Marshall B. Hunt, Chief Executive Officer


                                   EMPLOYEE:



                                        /s/ William E. Peterson, Jr.
                                   ---------------------------------------------
                                   William E. Peterson, Jr.



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